UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2023

NORTHERN OIL AND GAS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-33999	95-3848122
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Baker Road, Suite 400 Minnetonka, Minnesota	55343
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code   (952) 476-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	NOG	NYSE American
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On January 5, 2023 (the “Closing Date”), Northern Oil and Gas, Inc. (the “Company”) completed its previously announced acquisition (the “MPDC Acquisition”) of certain oil and gas properties, interests and related assets pursuant to that certain purchase and sale agreement, dated as of October 18, 2022 (the “PSA” and, as amended to date, the “Final PSA”), by and among Midland Petro D.C. Partners, LLC and Collegiate Midstream LLC (collectively, “MPDC”) and the Company.

The PSA originally contemplated the purchase by the Company of a 36.708% working interest in MPDC’s four-unit development project in the Midland Basin (the “Mascot Project”) for an unadjusted cash purchase price of $330.0 million. Immediately prior to closing, the Company and MPDC entered into that certain second amendment to purchase and sale agreement, dated as of the Closing Date (the “Second Amendment”), which (i) increased the working interest to be purchased by the Company in the Mascot Project by 3.25%, to 39.958%, and (ii) proportionately increased the unadjusted purchase price to $359.2 million.

At closing of the MPDC Acquisition, in accordance with the Final PSA, the Company paid closing consideration consisting of $320.0 million in cash (which includes a $43.0 million cash deposit previously paid by the Company upon the execution of the PSA and held in escrow in accordance with the terms thereof). The cash closing payment is net of preliminary and customary purchase price adjustments and remains subject to final post-closing settlement between the Company and MPDC. The Company funded the closing payment with cash on hand and borrowings under its revolving credit facility.

Item 1.01    Entry into a Material Definitive Agreement.

The description of the Second Amendment set forth under “Introductory Note” above is incorporated herein by reference. The foregoing description of the Second Amendment does not purport to be complete and is subject to, and qualified by, the full text thereof, which is filed as Exhibit 2.3 hereto and incorporated herein by reference.

Item 2.01    Completion of Acquisition or Disposition of Assets.

The description of the MPDC Acquisition set forth under “Introductory Note” above is incorporated herein by reference. The material terms of the PSA were previously disclosed in Item 1.01 of the Company’s Current Report on Form 8-K filed on October 19, 2022, which is incorporated herein by reference. The description of the Final PSA included or incorporated by reference in this Current Report on Form 8-K is qualified in its entirety by reference to the full text of the PSA and the amendments thereto, which are filed as Exhibits 2.1, 2.2 and 2.3 hereto, and are incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.

On January 9, 2023, the Company issued a press release regarding the consummation of the MPDC Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1
Purchase and Sale Agreement between Northern Oil and Gas, Inc., Midland-Petro D.C. Partners, LLC, and Collegiate Midstream LLC, dated as of October 18, 2022 (incorporated by reference to Exhibit 2.1 to Northern Oil and Gas, Inc.’s Current Report on Form 8-K filed with the SEC on October 19, 2022).*

2.2	First Amendment to Purchase and Sale Agreement between Northern Oil and Gas, Inc., Midland-Petro D.C. Partners, LLC, and Collegiate Midstream LLC, dated as of December 13, 2022.*
2.3	Second Amendment to Purchase and Sale Agreement between Northern Oil and Gas, Inc., Midland-Petro D.C. Partners, LLC, and Collegiate Midstream LLC, dated as of January 5, 2023.*
99.1	Press release of Northern Oil and Gas, Inc., dated January 9, 2023.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
________________

*    Certain schedules and exhibits have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2023	NORTHERN OIL AND GAS, INC. By /s/ Erik J. Romslo Erik J. Romslo Chief Legal Officer and Secretary